Exhibit 99.1

SkyWater Technology Reports Second Quarter 2025 Results

BLOOMINGTON, Minn., – August 6, 2025 – SkyWater Technology, Inc. (NASDAQ: SKYT), the trusted technology realization partner, today announced financial results for the second quarter 2025 ended June 29, 2025.

“We’re pleased to report second-quarter financial results at the upper end of our expectations entering the quarter and the completion of our acquisition of Infineon’s U.S. fab (Fab 25) in Austin, Texas,” commented Thomas Sonderman, SkyWater CEO. “This transformative acquisition was fully funded through a flexible new debt facility, empowering us with the financing agility to drive future growth. We expect Fab 25 to contribute at least $300 million in annual revenue and generate strong adjusted EBITDA and free cash flow, starting in the third quarter. With Fab 25, we’re answering an urgent and growing need for secure, U.S.-based semiconductor manufacturing—delivering open-access capability and high-value IP to support customers seeking to manufacture onshore.

“The federal budget for fiscal 2025 remains under a continuing resolution, and therefore we currently expect that the timing of funding for certain Department of Defense (DOD) programs we support will likely impact our expected return to ATS revenue growth this year,” continued Mr. Sonderman. “Meanwhile, we continue to build strong momentum in our emerging quantum computing and advanced packaging businesses, which combined with Fab 25’s contribution, altogether positions SkyWater for what we expect to be a strong growth year ahead in 2026.”

Recent Business Highlights:
•On June 30, we completed our acquisition of Infineon’s flagship Fab 25 in Austin, TX, which was entirely funded by a new senior secured revolving credit facility providing borrowing capacity of up to $350 million. The transaction terms were modified since the February 2025 acquisition announcement, eliminating the $25 million payable at the conclusion of the supply agreement and increasing the purchase price payable at closing by $18 million. The final purchase price of approximately $93 million consisted of a $73 million cash payment at close plus an additional approximately $20 million payment for working capital, subject to adjustment.

•Backed by a projected greater-than $1 billion multi-year supply agreement, we believe that Fab 25 offers the output scale and process flexibility needed to meet the evolving demands of foundational semiconductor markets, while being firmly aligned with secure, U.S.-based supply chain goals – advancing SkyWater’s mission to serve as an essential enabler of America’s semiconductor onshoring and industrial resilience strategy. We expect the strong financial contributions of Fab 25 to approximately double our annual levels of revenue and adjusted EBITDA, and generate immediate positive free cash flow.

•We continue to build strong momentum in quantum computing, as we build on a solid foundation in this emerging market by expanding our capabilities in superconducting film development and chiplet integration, both critical building blocks for scalable quantum systems.

•Strong progress achieved in Florida continued in the second quarter, as we approach a significant increase in the installation of new tooling while adding incremental capabilities into our Kissimmee operations in support of our Advanced Packaging platform, in preparation for an expected 2H-2025 revenue ramp.

Q2 2025 Financial Summary:

GAAP
In millions, except per share data	Q2 2025	Q2 2024	Y/Y *	Q1 2025	Q/Q *

ATS development revenue (1)	$52.6	$61.7	(15)%	$52.5	—%
Wafer Services revenue	$5.4	$5.8	(7)%	$7.5	(28)%
Combined ATS development and Wafer Services revenue	$58.0	$67.4	(14)%	$60.1	(3)%
Tools revenue (2)	$1.1	$25.9	(96)%	$1.2	(8)%
Total revenue *	$59.1	$93.3	(37)%	$61.3	(4)%
Gross profit	$10.9	$17.1	(36)%	$14.3	(24)%
Gross margin *	18.5%	18.3%	20 bps	23.3%	(480) bps
Net loss to shareholders	$(10.0)	$(1.9)	(426)%	$(7.3)	(37)%
Basic and diluted loss per share	$(0.21)	$(0.04)	(425)%	$(0.15)	(40)%
Net income (loss) margin to shareholders	(16.9)%	(2.0)%	(1,490) bps	(12.0)%	(490) bps
__________________
* Amounts calculated based on figures reported in thousands

Non-GAAP
In millions, except per share data	Q2 2025	Q2 2024	Y/Y *	Q1 2025	Q/Q *

Non-GAAP gross profit	$11.5	$17.6	(35)%	$14.8	(22)%
Non-GAAP gross margin *	19.5%	18.9%	60 bps	24.2%	(470) bps
Non-GAAP net income (loss) to shareholders	$(5.5)	$0.8	(675)%	$(3.7)	49%
Non-GAAP basic income (loss) per share	$(0.11)	$0.02	(600)%	$(0.08)	38%
Non-GAAP diluted income (loss) per share	$(0.11)	$0.02	(600)%	$(0.08)	38%
Adjusted EBITDA	$2.3	$8.1	(72)%	$4.0	(43)%
Adjusted EBITDA margin	3.9%	8.7%	(480) bps	6.6%	(270) bps
__________________
* Amounts calculated based on figures reported in thousands

(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, leases where SkyWater serves as lessor, and security services.
(2)Tools revenue represents GAAP revenue primarily derived from the procurement and subsequent sale of equipment to our customers. While this equipment is owned by our customers, the equipment is retained in one of our fabs and is used to complete ATS customer programs.

Q2 2025 Results:
•Revenue: Revenue of $59.1 million decreased (37)% compared to the second quarter of 2024. ATS development revenue of $52.6 million decreased (15)% compared to the second quarter of 2024. Wafer Services revenue of $5.4 million decreased (7)% compared to the second quarter of 2024. Tools revenue of $1.1 million decreased (96)% compared to the second quarter of 2024.
•Gross Profit: GAAP gross profit was $10.9 million, or 18.5% of total revenue, compared to gross profit of $17.1 million, or 18.3% of total revenue, in the second quarter of 2024. Non-GAAP gross profit was $11.5 million, or 19.5% of total revenue, compared to non-GAAP gross profit of $17.6 million, or 18.9% of total revenue, in the second quarter of 2024. Tools revenue negatively impacted non-GAAP gross margin by 10 bps, compared to 570 bps in the second quarter of 2024.
•Operating Expenses: GAAP operating expenses were $17.4 million, compared to $15.7 million in the second quarter of 2024. Non-GAAP operating expenses were $13.6 million, compared to $13.5 million in the second quarter of 2024.
•Net Loss: GAAP net loss to shareholders was $10.0 million, or $(0.21) per diluted share, compared to a net loss to shareholders of $1.9 million, or $(0.04) per diluted share, in the second quarter of 2024. Non-GAAP net loss to shareholders was $5.5 million, or $(0.11) per diluted share, compared to non-GAAP net income to shareholders of $0.8 million, or $0.02 per diluted share, in the second quarter of 2024.

•Adjusted EBITDA: Adjusted EBITDA was $2.3 million, or 3.9% of total revenue, compared to $8.1 million, or 8.7% of total revenue, in the second quarter of 2024.
A reconciliation between GAAP and non-GAAP financial measures is contained in the tables below in the section titled “Non-GAAP Financial Measures.”

Q3 2025 Financial Outlook:

Our current expectations of third-quarter financial results reflect the following low-end to high-end of these ranges:

Wafer Services revenue
Wafer Services revenue (MN)	$ 5,000	—	$ 6,000
Wafer Services revenue (TX)	$ 75,000	—	$ 80,000
Total Wafer Services revenue	$ 80,000	—	$ 86,000
ATS development revenue	$ 48,000	—	$ 52,000
Combined ATS development and Wafer Services revenue	$ 128,000	—	$ 138,000
Tools revenue	$ 2,000	—	$ 3,000
Total revenue	$ 130,000	—	$ 141,000

GAAP Gross Margin %	10.5%	—	13.5%
Non-GAAP Gross Margin %	11.0%	—	14.0%

GAAP Operating Expenses	$ 21,500	—	$ 23,500
Non-GAAP Operating Expenses	$ 18,000	—	$ 20,000

GAAP diluted loss per share	$ (0.28)	—	$ (0.22)
Non-GAAP diluted loss per share	$ (0.20)	—	$ (0.14)

This outlook for non‑GAAP gross margin, operating expenses, and diluted net loss per share excludes anticipated equity-based compensation expense of approximately $2.3 million, or $0.04 per share (with an estimated $1.5 million in operating expenses and the remainder in cost of revenue), and estimated transaction costs of approximately $2.0 million, or $0.04 per share (all of which is included in operating expenses). Non-GAAP diluted net loss per share should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Investor Webcast
SkyWater will host a conference call today, Wednesday, August 6, 2025, at 3:30 p.m. CT (4:30 p.m. ET) to discuss its second quarter 2025 financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology
SkyWater (NASDAQ: SKYT) is a U.S.-based semiconductor manufacturer and a DMEA-accredited Category 1A Trusted Supplier. SkyWater’s Technology as a Service model streamlines the path to production for customers with development services, high-volume production and heterogeneous integration solutions in its U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology within diverse categories including mixed-signal CMOS, read-out ICs, rad-hard ICs, MEMS, superconducting ICs, photonics and advanced packaging. SkyWater serves critical domestic markets including aerospace & defense, automotive, biomedical, industrial and quantum computing. For more information, visit: www.skywatertechnology.com.
Cautionary Statement Regarding Preliminary Results
The Company’s results for the second quarter and six months ended June 29, 2025 are preliminary, unaudited and subject to the finalization of the Company’s second quarter review and full-year audit and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. The Company cautions that actual results may differ materially from those described in this press release.

SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our fabrication facilities at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets; our ability to integrate the operations of the Fab 25 facility with our operations and risks associated with operating the Fab 25 facility; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of or increase in tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; changes in local, regional, national and international economic or political conditions, including those resulting from increases in inflation and interest rates, a recession, or intensified international hostilities; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; and other factors discussed in the “Risk Factors” section of the Annual Report on Form 10-K the Company filed with the SEC on March 14, 2025 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Source String: SkyWater Technology (SKYT-IR)
SkyWater Investor Contact: Claire McAdams | Claire@HeadgatePartners.com
SkyWater Media Contact: Tammy Swanson | Tammy.Swanson@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 29, 2025	December 29, 2024

	(in thousands, except per share data)
Assets
Current assets
Cash and cash equivalents	$49,373	$18,844
Accounts receivable (net of allowance for credit losses of $125 and $398, respectively)	32,016	54,332
Contract assets (net of allowance for credit losses of $19 and $42, respectively)	19,250	20,890
Inventory	13,385	14,535
Prepaid expenses and other current assets	41,914	23,476
Total current assets	155,938	132,077
Property and equipment, net	161,582	165,431
Intangible assets, net	8,441	7,779
Other assets	8,732	8,488
Total assets	$334,693	$313,775
Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$6,752	$5,073
Accounts payable	15,353	29,590
Accrued expenses	40,627	36,829
Short-term financing, net of unamortized debt issuance costs	23,614	27,669
Contract liabilities	61,250	55,166
Total current liabilities	147,596	154,327
Long-term liabilities
Long-term debt, less current portion and net of unamortized debt issuance costs	35,316	34,704
Long-term contract liabilities	90,887	51,901
Deferred income tax liability, net	604	632
Other long-term liabilities	8,324	8,721
Total long-term liabilities	135,131	95,958
Total liabilities	282,727	250,285
Shareholders’ equity
Preferred stock, $0.01 par value per share (80,000 shares authorized, zero shares issued and outstanding as of June 29, 2025 and December 29, 2024)	—	—
Common stock, $0.01 par value per share (200,000 shares authorized; shares issued and outstanding as of June 29, 2025 and 47,704 shares issued and outstanding as of December 29, 2024, respectively)	485	478
Additional paid-in capital	194,070	189,132
Accumulated deficit	(149,319)	(131,996)
Total shareholders’ equity, SkyWater Technology, Inc.	45,236	57,614
Noncontrolling interests	6,730	5,876
Total shareholders’ equity	51,966	63,490
Total liabilities and shareholders’ equity	$334,693	$313,775

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three-Month Period Ended			Six-Month Period Ended
	June 29, 2025	March 30, 2025	June 30, 2024	June 29, 2025	June 30, 2024

	(in thousands, except share data)
Revenue	$59,063	$61,296	$93,329	$120,359	$172,965
Cost of revenue	48,164	47,039	76,215	95,203	142,871
Gross profit	10,899	14,257	17,114	25,156	30,094
Research and development expense	3,368	3,249	3,382	6,617	7,394
Selling, general, and administrative expense	14,009	15,030	12,332	29,038	23,502
Operating income (loss)	(6,478)	(4,022)	1,400	(10,499)	(802)
Interest expense	1,637	1,812	2,482	3,450	4,871
Income (loss) before income taxes	(8,115)	(5,834)	(1,082)	(13,949)	(5,673)
Income tax expense (benefit)	742	384	(127)	1,126	(86)
Net income (loss)	(8,857)	(6,218)	(955)	(15,075)	(5,587)
Less: net income attributable to noncontrolling interests	1,121	1,127	942	2,248	2,039
Net loss attributable to SkyWater Technology, Inc.	$(9,978)	$(7,345)	$(1,897)	$(17,323)	$(7,626)
Net loss per share attributable to common shareholders, basic and diluted	$(0.21)	$(0.15)	$(0.04)	$(0.36)	$(0.16)
Weighted average shares used in computing net loss per common share, basic and diluted	48,091	47,791	47,395	47,943	47,247

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six-Month Period Ended
	June 29, 2025	June 30, 2024

	(in thousands)
Cash flows from operating activities
Net loss	$(15,075)	$(5,587)
Adjustments to reconcile net loss to net cash flows provided by operating activities
Depreciation and amortization	9,044	9,129
Gain on sale of property and equipment	—	(78)
Accretion of investment tax credits	(385)	—
Amortization of debt issuance costs included in interest expense	484	880
Equity-based compensation expense	4,220	4,088
Deferred income taxes	(28)	(115)
Allowance for credit losses	289	203
Changes in operating assets and liabilities
Accounts receivable and contract assets	23,648	24,775
Inventory	1,151	727
Prepaid expenses, other current assets, and other assets	(18,665)	(560)
Accounts payable and accrued expenses	4,548	(18,529)
Contract liabilities, current and long-term	45,069	(9,427)
Income tax receivable and payable	—	(83)
Net cash provided by operating activities	54,300	5,423
Cash flows from investing activities
Purchase of software and licenses	(1,366)	(1,155)
Proceeds from sale of property and equipment	—	23
Purchases of property and equipment	(17,407)	(2,086)
Net cash used in investing activities	(18,773)	(3,218)
Cash flows from financing activities
Proceeds from draws on the revolving line of credit	189,466	168,500
Repayment of draws on the revolving line of credit	(195,544)	(163,900)
Proceeds from tool financings	—	920
Repayment of tool financing advanced payments	—	(920)
Proceeds from sale leaseback transaction	4,599	—
Principal payments on long-term debt	(2,479)	(2,047)
Cash paid for principal on finance leases	(371)	(396)
Proceeds from the issuance of common stock pursuant to equity compensation plans	725	1,260
Cash paid on licensed technology obligations	—	(2,000)
Contributions from noncontrolling interest	626	323
Distributions to noncontrolling interest	(2,020)	(3,965)
Net cash used in financing activities	(4,998)	(2,225)
Net change in cash and cash equivalents	30,529	(20)
Cash and cash equivalents, beginning of period	18,844	18,382
Cash and cash equivalents, end of period	$49,373	$18,362

Preliminary Supplemental Balance Sheet Information

	June 29, 2025	Preliminary Transaction Adjustments	June 30, 2025
Cash and cash equivalents	$49,373	$7,000	$56,373
Property and equipment, net (1)	$161,582	$364,000	$525,582

Short term financing, net of unamortized debt issuance costs	$23,614	$113,400	$137,014
Current portion of long-term debt	6,800	—	6,800
Long-term debt	35,316	—	35,316
Total debt	$65,730	$113,400	$179,130

__________________
(1)The preliminary transaction adjustment specific to property and equipment, net is based on an initial draft valuation, which is subject to change.

Supplemental Financial Information by Quarter

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024

		(in thousands)
ATS development revenue (1)	$52,605	$52,535	$59,401	$56,390	$61,669	$61,185
Wafer Services revenue	5,411	7,527	4,371	6,718	5,780	9,992
Combined ATS development and Wafer Services revenue	58,016	60,062	63,772	63,108	67,449	71,177
Tools revenue (2)	1,047	1,234	11,715	30,709	25,880	8,459
Total revenue	$59,063	$61,296	$75,487	$93,817	$93,329	$79,636

Tools revenue (2)	$1,047	$1,234	$11,715	$30,709	$25,880	$8,459
Cost of tools revenue (2)	881	1,030	9,674	30,477	24,869	8,260
Tools gross profit	$166	$204	$2,041	$232	$1,011	$199

Cost of revenue impact of modified customer contracts (3)	—	—	—	(5,616)	—	—
Favorable gross profit impact of modified customer contracts	$—	$—	$—	$5,616	$—	$—

__________________
(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, leases where SkyWater serves as lessor, and security services.
(2)Tools revenue and cost of tools revenue represents GAAP revenue and cost primarily derived from the procurement and subsequent sale of equipment to our customers. While this equipment is owned by our customers, the equipment is retained in one of our fabs and is used to complete ATS customer programs.
(3)SkyWater accounts for the impacts of customer contract modifications in accordance with GAAP. Customer contract modifications that add or eliminate performance obligations and thereby change the scope of our customer programs often impact the revenue and/or cost of revenue associated with performance on customer programs. Significant impacts resulting from the effects of executed contract modifications include:
•In the first quarter of 2024, we recorded a $8,004 charge to recognize future estimated losses for one significant customer program based on anticipated cost increases to complete the customer’s program. In the third quarter of 2024, we successfully modified the customer contract, which resulted in a decrease in our estimate of future costs to complete their program. The remaining $5,616 loss accrual recorded at the time the contract was modified was released, which reduced cost of revenue for the three-month period ended September 29, 2024.

Non-GAAP Financial Measures
We provide non-GAAP financial information that our management regularly evaluates to provide additional insight to investors and to supplement our results reported using U.S. generally accepted accounting principles (GAAP). We provide non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling, general and administrative expense, non-GAAP net income (loss) to shareholders, non-GAAP net income (loss) to shareholders per basic share and non-GAAP net income (loss) per diluted share. Our management uses these non-GAAP financial measures to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe these non-GAAP financial measures are useful performance measures to our investors because they provide a baseline for analyzing trends in our business and exclude certain items that may not be indicative of our core operating results. The non-GAAP financial measures disclosed in this earnings release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because these non-GAAP financial measures are not determined in accordance with GAAP, other companies, including our peers, may calculate their non-GAAP financial measures differently than we do. As a result, the non-GAAP financial measures presented in this earnings release may not be directly comparable to similarly titled measures presented by other companies.
We also provide earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin as supplemental non-GAAP measures. We define adjusted EBITDA as net income (loss) attributable to SkyWater Technology, Inc. before interest expense, income tax expense (benefit), depreciation and amortization, and certain other items that we do not view as indicative of our ongoing performance, including net income attributable to noncontrolling interests; equity-based compensation expense; management transition expense; and transaction costs. Our management uses EBITDA, adjusted EBITDA and adjusted EBITDA margin to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe these non-GAAP financial measures are useful performance measures to our investors because they allow for an effective evaluation of our operating performance when compared to other companies, including our peers, without regard to financing methods or capital structures. We exclude the items listed above from net income (loss) in arriving at adjusted EBITDA and adjusted EBITDA margin because the amounts of these items can vary substantially within our industry depending on the accounting methods and policies used, book values of assets, capital structures, and the methods by which assets were acquired. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. Certain items excluded from these non-GAAP financial measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost bases of depreciable assets, none of which are reflected in these non-GAAP financial measures. Our presentation of these non-GAAP financial measures should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA and adjusted EBITDA margin. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items, and other similar items, from these non-GAAP financial measures should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three-Month Period Ended			Six-Month Period Ended
	June 29, 2025	March 30, 2025	June 30, 2024	June 29, 2025	June 30, 2024

	(in thousands)
GAAP revenue	$59,063	$61,296	$93,329	$120,359	$172,965

GAAP cost of revenue	$48,164	$47,039	$76,215	$95,203	$142,871
Equity-based compensation expense (1)	(626)	(567)	504	(1,193)	(959)
Non-GAAP cost of revenue	$47,538	$46,472	$75,711	$94,010	$141,912

GAAP gross profit	$10,899	$14,257	$17,114	$25,156	$30,094
GAAP gross margin	18.5%	23.3%	18.3%	20.9%	17.4%
Equity-based compensation expense (1)	626	567	504	1,193	959
Non-GAAP gross profit	$11,525	$14,824	$17,618	$26,349	$31,053
Non-GAAP gross margin	19.5%	24.2%	18.9%	21.9%	18.0%

GAAP research and development expense	$3,368	$3,249	$3,382	$6,617	$7,394
Equity-based compensation expense (1)	(113)	(83)	(90)	(196)	(197)
Non-GAAP research and development expense	$3,255	$3,166	$3,292	$6,421	$7,197

GAAP selling, general, and administrative expense	$14,009	$15,030	$12,332	$29,038	$23,502
Equity-based compensation expense (1)	(1,543)	(1,229)	(1,422)	(2,831)	(2,932)
Management transition expense (2)	—	—	(664)	—	(664)
Transaction costs (3)	(2,171)	(1,810)	—	(3,981)	—
Non-GAAP selling, general, and administrative expense	$10,295	$11,991	$10,246	$22,226	$19,906

GAAP net loss to shareholders	$(9,978)	$(7,345)	$(1,897)	$(17,323)	$(7,626)
Equity-based compensation expense (1)	2,282	1,879	2,016	4,220	4,088
Management transition expense (2)	—	—	664	—	664
Transaction costs (3)	2,171	1,810	—	3,981	—
Non-GAAP net income (loss) to shareholders	$(5,525)	$(3,656)	$783	$(9,122)	$(2,874)

	Three-Month Period Ended			Six-Month Period Ended
	June 29, 2025	March 30, 2025	June 30, 2024	June 29, 2025	June 30, 2024

	(in thousands)
Equity-based compensation expense allocation in the consolidated statements of operations (1):
Cost of revenue	$626	$567	$504	$1,193	$959
Research and development expense	113	83	90	196	197
Selling, general and administrative expenses	1,543	1,229	1,422	2,831	2,932
	$2,282	$1,879	$2,016	$4,220	$4,088

Management transition expense allocation in the consolidated statements of operations (2):
Cost of revenue	$—	$—	$—	$—	$—
Research and development expense	—	—	—	—	—
Selling, general and administrative expenses	—	—	664	—	664
	$—	$—	$664	$—	$664

Transaction costs allocation in the consolidated statement of operations (3):
Cost of revenue	$—	$—	$—	$—	$—
Research and development	—	—	—	—	—
Selling, general and administrative expenses	2,171	1,810	—	3,981	—
	$2,171	$1,810	$—	$3,981	$—

	Three-Month Period Ended June 29, 2025		Six-Month Period Ended June 29, 2025
	GAAP	Non-GAAP	GAAP	Non-GAAP

Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(9,978)	$(5,525)	$(17,323)	$(9,122)
Denominator:
Weighted-average common shares outstanding, basic and diluted	48,091	48,091	47,943	47,943
Net loss per common share, basic and diluted	$(0.21)	$(0.11)	$(0.36)	$(0.19)

	Three-Month Period Ended March 30, 2025
	GAAP	Non-GAAP

Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net income (loss) attributable to SkyWater Technology, Inc.	$(7,345)	$(3,656)
Denominator:
Weighted-average common shares outstanding, basic and diluted	47,791	47,791
Net income (loss) per common share, basic	$(0.15)	$(0.08)

	Three-Month Period Ended June 30, 2024		Six-Month Period Ended June 30, 2024
	GAAP	Non-GAAP	GAAP	Non-GAAP

Computation of net (loss) income per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(1,897)	$783	$(7,626)	$(2,874)
Denominator:
Weighted-average common shares outstanding, basic and diluted	47,395	47,395	47,247	47,247
Net loss per common share, basic and diluted	$(0.04)	$0.02	$(0.16)	$(0.06)

	Three-Month Period Ended			Six-Month Period Ended
	June 29, 2025	March 30, 2025	June 30, 2024	June 29, 2025	June 30, 2024

	(in thousands)
Net loss to shareholders (GAAP)	$(9,978)	$(7,345)	$(1,897)	$(17,323)	$(7,626)
Net income (loss) margin to shareholders	(16.9)%	(12.0)%	(2.0)%	(14.4)%	(4.4)%

Interest expense	1,637	1,812	2,482	3,450	$4,871
Income tax expense (benefit)	742	384	(127)	1,126	(86)
Depreciation and amortization, net	4,301	4,358	4,064	8,659	9,129
EBITDA	(3,298)	(791)	4,522	(4,088)	6,288

Equity-based compensation expense (1)	2,282	1,879	2,016	4,220	4,088
Management transition expense (2)	—	—	664	—	664
Transaction costs (3)	2,171	1,810	—	3,981	—
Net income attributable to noncontrolling interests (4)	1,121	1,127	942	2,248	2,039
Adjusted EBITDA	$2,276	$4,025	$8,144	$6,361	$13,079
Adjusted EBITDA margin	3.9%	6.6%	8.7%	5.3%	7.6%
__________________

(1) Represents non-cash equity-based compensation expense

(2) Represents the cost of severance, separation, and other termination benefits related to the reorganization of the manufacturing, sales, marketing, and operations leadership team.

(3) Represents costs associated with the Company's acquisition of Fab 25, including fees for consultants, professional services fees and other costs to effectuate the closing of the Transaction.

(4) Represents net income attributable to noncontrolling interests arising from our variable interest entity (VIE), which was formed for the purpose of purchasing the land and building of our primary operating facility in Bloomington, Minnesota. Since interest expense is added back to net loss to shareholders in our adjusted EBITDA financial measure, we also add back the net income attributable to noncontrolling interests as its net income is derived from interest the VIE charges SkyWater.